Exhibit 99.1

Premier Inc. President Michael J. Alkire to Succeed

Susan DeVore as Chief Executive Officer

DeVore to Retire on June 30, 2021; Alkire to Assume President and CEO Role Effective May 1, 2021

CHARLOTTE, N.C. – February 2, 2021 – Premier Inc. (NASDAQ: PINC) today announced that after nearly 18 years of distinguished service, Susan DeVore is retiring as the company’s chief executive officer and a member of its Board of Directors, effective May 1, 2021. Michael J. Alkire, president of Premier, will succeed DeVore and serve as president, CEO and a member of the Board, also effective May 1, 2021. To ensure a smooth transition, DeVore will remain with Premier through June 30, 2021, and will continue as an advisor to the company for two years after that.

“Today’s announcement is the culmination of the Board’s diligent, long-range succession planning process and comes at a time when the company is well positioned to further advance its strategic objectives and create long-term stockholder value,” said Board Chair Terry Shaw. “I believe Mike is the ideal person to lead the ongoing evolution of Premier’s long-term strategy. He is a talented executive and strong leader who has played a key role in driving Premier’s growth and success. Mike has a deep understanding of the company and its industry, and his insights will be instrumental as we further differentiate Premier with innovative offerings that enhance service, performance and value for all stakeholders. The Board looks forward to working with Susan, Mike and the leadership team to ensure a seamless transition.”

“I am honored to succeed Susan and look forward to leading Premier and its talented employees during such an important time for the healthcare industry. Together, we are helping healthcare institutions and providers navigate the pandemic while positioning Premier for long-term, sustainable growth,“ said Alkire. “I thank Susan for her leadership and guidance and am excited to work closely with the Board and the entire Premier team to achieve our goals and succeed into the future.”

Shaw continued, “Susan is an outstanding CEO whose formulation and execution of Premier’s strategy has been instrumental in establishing the company as an industry leader.. We are deeply thankful for her achievements and commitment to Premier and look forward to continuing to benefit from her expertise as an advisor to Premier. The Board extends its best wishes to Susan on her well-deserved retirement and for the success of the charitable and philanthropic activities and personal interests she intends to pursue.”

DeVore commented, “It has been a privilege to lead Premier these past 12 years. We have built a strong organization, delivering critical solutions to thousands of hospitals, health systems and other healthcare providers that enable better care, improved outcomes and lower costs for patients across the United States. I am incredibly proud of all we have accomplished together, and believe that now is the right time for Premier to transition to its next generation of leadership. Mike’s expertise and deep understanding of Premier’s strategy, operations, value and people make him the right leader. I thank every employee of the company for their help positioning Premier for success and driving important innovations to improve healthcare.”

Alkire, who joined Premier in 2003, is a seasoned healthcare executive with nearly 30 years of operational, technology and business development leadership experience. He was named chief operating officer in 2013 and president in 2019. As president, he leads the continued advancement of Premier’s strategy to support members in providing higher quality healthcare at lower costs through the company’s clinical, financial, supply chain and operational performance improvement offerings. Under Alkire’s leadership, the company has produced significant financial growth since its IPO, expanded member purchasing volume through its GPO portfolio from $40 billion in 2012 to $67 billion, and strengthened its member relationships resulting in consistently high retention and renewal rates.

In his role as president, Alkire also leads the evolution of Premier’s Performance Services business, which combines artificial intelligence (AI)-driven technology, data and actionable insights with wraparound implementation services to improve health outcomes and reduce total costs. With his broad technology experience, he has led the implementation of machine learning and AI into Premier’s clinical decision support platform to streamline the prior authorization process for payors, improve health system performance, provide real-world evidence capabilities to life sciences companies, and support the alignment of health systems with employers. In 2010, Alkire helmed the launch of Premier’s direct sourcing business, and through the continued growth and geographic diversification of this business, combined with Premier’s co-investment with member health systems in two domestic personal protective equipment manufacturers, the company is helping create a more resilient healthcare supply chain.

Prior to joining Premier, Alkire worked for 12 years at Cap Gemini Ernst & Young in leadership roles including North American responsibilities for its supply chain and high-tech manufacturing sector. He received his undergraduate degree from Indiana State University and his MBA from Indiana University.

In a separate press release issued today, Premier announced its financial results for its fiscal 2021 second quarter. The company will be hosting a conference call today at 8 a.m. ET to discuss those results. The earnings press release and conference call information are available on the company’s website at https://investors.premierinc.com.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,100 U.S. hospitals and health systems and approximately 200,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube and Instagram for more information about the company.

Forward-Looking Statements

Matters discussed in this release that are not statements of historical or current facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC and available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

Investor contact:	Media contact:
Angie McCabe	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.3888	202.879.8004
angie_mccabe@premierinc.com	amanda_forster@premierinc.com

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